UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 5, 2019

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Main Street, Southern Pines, North Carolina	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

First Bancorp
INDEX

Page

Item 8.01 – Other Events	3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	4

Item 8.01 – Other Events

On February 5, 2019, the Registrant issued a news release to announce a cash dividend and a share repurchase program.

The Registrant reported that its board of directors had declared a cash dividend of $0.12 per share on its common stock payable on April 25, 2019 to shareholders of record as of March 31, 2019. The $0.12 dividend rate represents a 20% increase over the prior dividend rate of $0.10.

The news release also stated that the Registrant’s Board of Directors authorized a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate repurchase price not to exceed $25 million. Share repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions or otherwise. The initial expiration of the Share Repurchase Program is set for December 31, 2019. The Share Repurchase Program does not obligate the Company to purchase any shares. The authorization for the Share Repurchase Program may be terminated by the Company’s Board of Directors at any time. The Share Repurchase Program replaces the repurchase authorization that had been in place since approval by the Board of Directors on July 30, 2004.

Item 9.01 – Financial Statements and Exhibits

Exhibit 99(a) – News Release dated February 5, 2019

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

February 5, 2019	By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

4